Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Carolyn Ross, (972) 673-7935
DR PEPPER SNAPPLE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS AND RAISES QUARTERLY DIVIDEND
Net sales increased 2% for the quarter and the year.
Reported EPS were $0.81 for the quarter. Core EPS were $0.82 for the quarter.
For the full year, the company repurchased $400 million of its common stock.
The company raises quarterly dividend 12% from $0.34 to $0.38 per common share.
Plano, TX, Feb. 13, 2013 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported fourth quarter 2012 EPS of $0.81 compared to $0.77 in the prior year period. Excluding unrealized commodity mark-to-market losses in both years and certain items affecting comparability in the prior year period, Core EPS were $0.82 compared to $0.84 in the prior year.
For the quarter, reported net sales increased 2% reflecting favorable price/mix, partially offset by a 1% decline in sales volumes. Foreign currency added approximately 1 percentage point to net sales growth. Reported segment operating profit (SOP) increased 5%, or $19 million, as the contributions from net sales growth, ongoing productivity improvements and lower marketing investments were partially offset by planned increases in labor and benefits and a higher LIFO inventory provision of $6 million. The year ago quarter included an $18 million provision for a certain legal matter. Reported income from operations for the quarter was $292 million, including $1 million of unrealized commodity mark-to-market losses. Reported income from operations was $271 million in the prior year period, including $7 million of unrealized commodity mark-to-market losses and the previously disclosed legal provision.
For the year, reported net sales increased 2%. Reported income from operations was $1,092 million, compared to $1,024 million in the prior year period. For the year, the company reported earnings of $2.96 per diluted share compared to $2.74 per diluted share in the prior year period. Excluding a $17 million unrealized commodity mark-to-market gain in the current year and a $23 million unrealized commodity mark-to-market loss in the prior year period and certain items affecting comparability in both years, Core EPS were $2.92 compared to $2.85 in the prior year period.
DPS President and CEO Larry Young said, "As I look back on 2012, I am proud of the team's continuing ability to outperform the CSD category, growing dollar share as measured by Nielsen and closing distribution gaps across CSDs, teas and juices."

Young continued, "Our employees have embraced Rapid Continuous Improvement (RCI), and it continues to drive tangible operational and financial improvements. Moving forward, nothing is more important than reinvigorating the CSD category and giving lapsed consumers a reason to come back to the brands they know and love. Our new TEN platform provides consumers the great taste and full mouth-feel of a regular CSD, but with only 10 calories per 12 ounce serving. These products have been well-received by both consumers and our retail and bottling partners and, collectively with Dr Pepper TEN, give us great confidence that we can bring excitement and lapsed users back to the category."

EPS reconciliation	Fourth Quarter			Full Year
	2012	2011	Percent Change	2012	2011	Percent Change
Reported EPS	$0.81	$0.77	5	$2.96	$2.74	8
Unrealized commodity mark-to-market net (gain)/loss	0.01	0.02		(0.04)	0.06

Items affecting comparability
Depreciation adjustment on capital lease	—	—		0.02	—
Foreign deferred tax benefit	—	—		(0.02)	—
Legal Provision	—	0.05		—	0.05
Core EPS	$0.82	$0.84	(2)	$2.92	$2.85	2
EPS - earnings per share

Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see pages A-5 through A-10 accompanying this release.

Summary of 2012 results	As Reported		Currency Neutral
(Percent change)	Fourth Quarter	Full Year	Fourth Quarter	Full Year

BCS Volume	—	(1)	—	(1)
Sales Volume	(1)	(2)	(1)	(2)
Net Sales	2	2	1	2
SOP	5	2	5	3
BCS - bottler case sales

BCS Volume
For the quarter, both carbonated soft drinks (CSDs) and non-carbonated beverages (NCBs) BCS volume was flat.
In CSDs, Dr Pepper volume decreased 1% as we cycled the national rollout of Dr Pepper TEN in the prior year period. Our Core 5 brands increased 3% led by a high-single digit increase in Canada Dry. Sunkist soda and A&W increased low-single digits, while Sun Drop declined by a mid-single digit. 7UP was flat in the quarter. All other CSD brands increased 1% for the quarter. Fountain foodservice volume grew 1%, cycling 5% volume growth in the prior year period.
In NCBs, Clamato grew 34%, Aguafiel increased 6% and Mott's posted a 2% increase in volume. Snapple grew 1% in the quarter, cycling 10% growth in the prior year. These increases were offset by an 8% decline in Hawaiian Punch volumes.
By geography, U.S. and Canada volume was flat and Mexico and the Caribbean volume increased 8%.
For the year, BCS volume decreased 1%. CSD volume was flat and NCBs declined 5%. Dr Pepper volumes were flat, as growth from the 2011 launch of Dr Pepper TEN and new availabilities in fountain foodservice offset declines in the base business. The Core 5 brands were flat as a mid-single digit increase in Canada Dry was offset by a double-digit decline in Sun Drop and low-single digit declines in 7UP and Sunkist soda. A&W volume was flat for the year. All other CSD brands were flat for the year. Fountain foodservice volume grew 3% cycling a mid-single digit increase in the prior year. In NCBs, Hawaiian Punch declined 17% and Mott's volume declined 7% as retail pricing increased on both brands. These declines were partially offset by a 15% increase in Clamato and a 3% increase in Snapple driven by both packaging and product innovation. By geography, U.S. and Canada volume decreased 1% and Mexico and Caribbean volume increased 2%.
Sales volume
Sales volume decreased 1% for the quarter and 2% for the year.

2012 Segment results	As Reported
(Percent Change)	Fourth Quarter			Full Year
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(2)	2	5	(2)	2	(1)
Packaged Beverages	(1)	—	2	(2)	2	4
Latin America Beverages	8	11	56	2	—	19
Total	(1)	2	5	(2)	2	2

2012 Segment results	Currency Neutral
(Percent Change)	Fourth Quarter			Full Year
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(2)	2	5	(2)	2	(1)
Packaged Beverages	(1)	—	3	(2)	2	4
Latin America Beverages	8	7	56	2	5	50
Total	(1)	1	5	(2)	2	3

Beverage Concentrates
Net sales for the quarter increased 2% as concentrate price increases taken earlier in the year and favorable mix were offset by a 2% volume decline with lower concentrate buy-in ahead of the 2013 price increase. SOP increased 5% reflecting net sales growth and lower marketing investments as we cycled the national launch of Dr Pepper TEN in the prior year period.
Packaged Beverages
Net sales were flat for the quarter as a 1% volume decline and higher trade spending were offset by favorable product and package mix. SOP increased 3% on a favorable legal provision comparison and ongoing productivity improvements that were partially offset by certain increases in labor and benefits costs and a higher LIFO inventory provision of $6 million.
Latin America Beverages
Net sales for the quarter increased 7% reflecting an 8% increase in sales volumes. SOP increased 56% reflecting net sales growth and favorable operating leverage from ongoing RCI productivity improvements partially offset by higher commodity costs.
Corporate and other items
For the quarter, corporate costs totaled $73 million, including a $1 million unrealized commodity mark-to-market loss. Corporate costs in the prior year period were $76 million, including a $7 million unrealized commodity mark-to-market loss.
For the year, corporate costs totaled $261 million, including $17 million of unrealized commodity mark-to-market gains. Corporate costs in the prior year period were $306 million, including a $23 million unrealized commodity mark-to-market loss.
Net interest expense increased $2 million for the quarter compared to the prior year, as the company refinanced low floating rate debt in November 2011.
For the quarter, the effective tax rate was 35.4%. For the year, the effective tax rate was 35.7% compared to 34.6% in the prior year, which included a $19 million benefit related to the PepsiCo, Inc. (PepsiCo) and The Coca-Cola Company (Coca-Cola) transactions.
Cash flow
For the year, the company generated $458 million of cash from operating activities, after making tax payments of $531 million related to the PepsiCo and Coca-Cola licensing agreements. Capital spending totaled $193 million compared to $215 million in the prior year period. The company returned $684 million to shareholders in the form of stock repurchases ($400 million) and dividends ($284 million).
Dividend Increase
Today the company announced that its Board of Directors declared a quarterly dividend of $0.38 per share on the company's common stock - a 12% increase in the dividend rate. The dividend is payable in U.S. dollars on April 5, 2013, to shareholders of record as of close of business on March 15, 2013.

2013 full year guidance
The company expects full year reported net sales growth of approximately 3% and diluted earnings per share to be in the $3.04 to $3.12 range, excluding the impact of commodity mark-to-market gains and losses.
Brand investments associated with the launch of our TEN platform are expected to exceed $30 million.
Packaging and ingredient costs are expected to increase COGS by 2%, on a constant volume/mix basis.
The company expects its effective tax rate to be approximately 37%.
The company expects capital spending to be approximately 3.5% of net sales.
Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the fourth quarter comprising October, November and December.
Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.
Pricing refers to the impact of list price changes.
Unrealized mark-to-market: We recognize the change in the fair value of open commodity derivative positions between periods in corporate unallocated expenses, as these instruments do not qualify for hedge accounting treatment. As the underlying commodity is delivered, the realized gains and losses are subsequently reflected in the segment results.
EPS represents diluted earnings per share.
Core Earnings is defined as earnings adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods.
Core EPS represents core earnings per share.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.
Conference Call
At 10 a.m. (CST) today, the company will host a conference call with investors to discuss fourth quarter and full year results and the outlook for 2013. The conference call and slide presentation will be accessible live through DPS's website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.
In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on pages A-5 through A-10 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the "Investors" section.
About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott's, Mr & Mrs T mixers, Peñafiel, Rose's, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.
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DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited, in millions except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net sales	$1,484	$1,461	$5,995	$5,903
Cost of sales	605	604	2,500	2,485
Gross profit	879	857	3,495	3,418
Selling, general and administrative expenses	555	553	2,268	2,257
Depreciation and amortization	29	31	124	126
Other operating expense, net	3	2	11	11
Income from operations	292	271	1,092	1,024
Interest expense	31	29	125	114
Interest income	(1)	(1)	(2)	(3)
Other income, net	(1)	(3)	(9)	(12)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	263	246	978	925
Provision for income taxes	93	80	349	320
Income before equity in earnings of unconsolidated subsidiaries	170	166	629	605
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—	1
Net income	$170	$166	$629	$606
Earnings per common share:
Basic	$0.82	$0.78	$2.99	$2.77
Diluted	0.81	0.77	2.96	2.74
Weighted average common shares outstanding:
Basic	207.6	216.0	210.6	218.7
Diluted	209.4	218.2	212.3	221.2
Cash dividends declared per common share	$0.34	$0.32	$1.36	$1.21

DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2012 and 2011
(Unaudited, in millions except share and per share data)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$366	$701
Accounts receivable:
Trade, net	552	585
Other	50	50
Inventories	197	212
Deferred tax assets	66	96
Prepaid expenses and other current assets	104	113
Total current assets	1,335	1,757
Property, plant and equipment, net	1,202	1,152
Investments in unconsolidated subsidiaries	14	13
Goodwill	2,983	2,980
Other intangible assets, net	2,684	2,677
Other non-current assets	580	573
Non-current deferred tax assets	130	131
Total assets	$8,928	$9,283
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$283	$265
Deferred revenue	65	65
Current portion of long-term obligations	250	452
Income taxes payable	45	530
Other current liabilities	589	603
Total current liabilities	1,232	1,915
Long-term obligations	2,554	2,256
Non-current deferred tax liabilities	630	586
Non-current deferred revenue	1,386	1,449
Other non-current liabilities	846	814
Total liabilities	6,648	7,020
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 205,292,657 and 212,130,239 shares issued and outstanding for 2012 and 2011, respectively	2	2
Additional paid-in capital	1,308	1,631
Retained earnings	1,080	740
Accumulated other comprehensive loss	(110)	(110)
Total stockholders' equity	2,280	2,263
Total liabilities and stockholders' equity	$8,928	$9,283

DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2012 and 2011
(Unaudited, in millions)

	For the
	Twelve Months Ended
	December 31,
	2012	2011
Operating activities:
Net income	$629	$606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	203	198
Amortization expense	37	34
Amortization of deferred revenue	(65)	(65)
Employee stock-based compensation expense	35	34
Deferred income taxes	91	(498)
Other, net	(18)	24
Changes in assets and liabilities:
Trade accounts receivable	36	(55)
Other accounts receivable	1	(18)
Inventories	17	29
Other current and non-current assets	(21)	(21)
Other current and non-current liabilities	(29)	1
Trade accounts payable	10	(30)
Income taxes payable	(468)	521
Net cash provided by operating activities	458	760
Investing activities:
Purchase of property, plant and equipment	(193)	(215)
Purchase of intangible assets	(7)	(3)
Investments in unconsolidated subsidiaries	—	(2)
Proceeds from disposals of property, plant and equipment	7	3
Net cash used in investing activities	(193)	(217)
Financing activities:
Proceeds from senior unsecured notes and senior unsecured credit facility	500	1,000
Repayment of senior unsecured notes and senior unsecured credit facility	(450)	(400)
Repurchase of shares of common stock	(400)	(522)
Dividends paid	(284)	(251)
Proceeds from stock options exercised	22	20
Excess tax benefit on stock-based compensation	16	10
Deferred financing charges paid	(4)	(6)
Other, net	(3)	(3)
Net cash used in financing activities	(603)	(152)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	(338)	391
Effect of exchange rate changes on cash and cash equivalents	3	(5)
Cash and cash equivalents at beginning of year	701	315
Cash and cash equivalents at end of year	$366	$701
Supplemental cash flow disclosures of non-cash investing and financing activities:
Capital expenditures included in other current liabilities	$73	$53
Dividends declared but not yet paid	70	68
Capital lease additions	49	—
Supplemental cash flow disclosures:
Interest paid	$115	$104
Income taxes paid	724	278

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited, in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Segment Results – Net sales
Beverage Concentrates	$333	$325	$1,221	$1,193
Packaged Beverages	1,044	1,040	4,358	4,292
Latin America Beverages	107	96	416	418
Net sales	$1,484	$1,461	$5,995	$5,903

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Segment Results – SOP
Beverage Concentrates	$223	$212	$774	$779
Packaged Beverages	131	128	539	519
Latin America Beverages	14	9	51	43
Total SOP	368	349	1,364	1,341
Unallocated corporate costs	73	76	261	306
Other operating expense, net	3	2	11	11
Income from operations	292	271	1,092	1,024
Interest expense, net	30	28	123	111
Other income, net	(1)	(3)	(9)	(12)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$263	$246	$978	$925

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit are on a currency neutral basis.
Free Cash Flow: Free cash flow is defined as net cash provided by operating activities adjusted for capital spending and certain items excluded for comparison to prior year periods. The certain item excluded for the twelve months ended December 31, 2012 and 2011, relates to the tax payments resulting from the licensing agreements with PepsiCo and Coca-Cola.
Core Earnings: Core Earnings is defined as Reported Earnings adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods. The certain items excluded for the twelve months ended December 31, 2012, are (i) a separation-related foreign deferred tax benefit and (ii) a depreciation adjustment associated with the reassessment of a capital lease executed prior to the separation from Cadbury. The certain item excluded for the twelve months ended December 31, 2011, is a legal provision related to a previously disclosed legal matter.
The tables on the following pages provide these reconciliations.

RECONCILIATION OF NET SALES AND SOP
AS REPORTED TO AS ADJUSTED
(Unaudited)

	For the Three Months Ended December 31, 2012
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	2%	—%	11%	2%
Impact of foreign currency	—%	—%	(4)%	(1)%
Net sales, as adjusted	2%	—%	7%	1%

	For the Three Months Ended December 31, 2012
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	5%	2%	56%	5%
Impact of foreign currency	—%	1%	—%	—%
Segment operating profit, as adjusted	5%	3%	56%	5%

	For the Twelve Months Ended December 31, 2012
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	2%	2%	—%	2%
Impact of foreign currency	—%	—%	5%	—%
Net sales, as adjusted	2%	2%	5%	2%

	For the Twelve Months Ended December 31, 2012
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	(1)%	4%	19%	2%
Impact of foreign currency	—%	—%	31%	1%
Segment operating profit, as adjusted	(1)%	4%	50%	3%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited, in millions)

	For the
	Twelve Months Ended
	December 31,
	2012	2011	Change
Net Cash Provided by Operating Activities	$458	$760	$(302)
Purchase of property, plant and equipment	(193)	(215)
Tax payments resulting from the licensing arrangements with PepsiCo and Coca-Cola	531	54
Free Cash Flow	$796	$599	$197

RECONCILIATION OF NET INCOME TO CORE EARNINGS
(Unaudited, in millions except per share data)

	For the Three Months Ended December 31, 2012
	Reported	Mark to Market	Core
Net sales	$1,484	$—	$1,484
Cost of sales	605	—	605
Gross profit	879	—	879
Selling, general and administrative expenses	555	(1)	554
Depreciation and amortization	29	—	29
Other operating expense, net	3	—	3
Income from operations	292	1	293
Interest expense	31	—	31
Interest income	(1)	—	(1)
Other income, net	(1)	—	(1)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	263	1	264
Provision for income taxes	93	—	93
Income before equity in earnings of unconsolidated subsidiaries	170	1	171
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—
Net income	$170	$1	$171
Earnings per common share:
Diluted	$0.81	$0.01	$0.82

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions except per share data)

	For the Three Months Ended December 31, 2011
	Reported	Mark to Market	Legal Provision	Core
Net sales	$1,461	$—	$—	$1,461
Cost of sales	604	(8)	—	596
Gross profit	857	8	—	865
Selling, general and administrative expenses	553	1	(18)	536
Depreciation and amortization	31	—	—	31
Other operating expense, net	2	—	—	2
Income from operations	271	7	18	296
Interest expense	29	—	—	29
Interest income	(1)	—	—	(1)
Other income, net	(3)	—	—	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	246	7	18	271
Provision for income taxes	80	3	7	90
Income before equity in earnings of unconsolidated subsidiaries	166	4	11	181
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—	—
Net income	$166	$4	$11	$181
Earnings per common share:
Diluted	$0.77	$0.02	$0.05	$0.84

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions except per share data)

	For the Twelve Months Ended December 31, 2012
	Reported	Mark to Market	Depreciation Adjustment	Foreign Deferred Tax	Total Adjustments	Core
Net sales	$5,995	$—	$—	$—	$—	$5,995
Cost of sales	2,500	15	(2)	—	13	2,513
Gross profit	3,495	(15)	2	—	(13)	3,482
Selling, general and administrative expenses	2,268	2	—	—	2	2,270
Depreciation and amortization	124	—	(6)	—	(6)	118
Other operating expense, net	11	—	—	—	—	11
Income from operations	1,092	(17)	8	—	(9)	1,083
Interest expense	125	—	—	—	—	125
Interest income	(2)	—	—	—	—	(2)
Other income, net	(9)	—	—	—	—	(9)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	978	(17)	8	—	(9)	969
Provision for income taxes	349	(6)	3	4	1	350
Income before equity in earnings of unconsolidated subsidiaries	629	(11)	5	(4)	(10)	619
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—	—	—	—
Net income	$629	$(11)	$5	$(4)	$(10)	$619
Earnings per common share:
Diluted	$2.96	$(0.04)	$0.02	$(0.02)	$(0.04)	$2.92

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions except per share data)

	For the Twelve Months Ended December 31, 2011
	Reported	Mark to Market	Legal Provision	Core
Net sales	$5,903	$—	$—	$5,903
Cost of sales	2,485	(22)	—	2,463
Gross profit	3,418	22	—	3,440
Selling, general and administrative expenses	2,257	(1)	(18)	2,238
Depreciation and amortization	126	—	—	126
Other operating expense, net	11	—	—	11
Income from operations	1,024	23	18	1,065
Interest expense	114	—	—	114
Interest income	(3)	—	—	(3)
Other income, net	(12)	—	—	(12)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	925	23	18	966
Provision for income taxes	320	9	7	336
Income before equity in earnings of unconsolidated subsidiaries	605	14	11	630
Equity in earnings of unconsolidated subsidiaries, net of tax	1	—	—	1
Net income	$606	$14	$11	$631
Earnings per common share:
Diluted	$2.74	$0.06	$0.05	$2.85